UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 15, 2016

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 646-4100

(Former name or former address, if changed since last report):  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, Plains GP Holdings, L.P., a Delaware limited partnership (“PAGP”), PAA GP Holdings LLC, a Delaware limited liability company and PAGP’s general partner (“PAGP GP”), Plains AAP, L.P., a Delaware limited partnership (“AAP”), Plains All American GP LLC, a Delaware limited liability company and the general partner of AAP (“GP LLC”), Plains All American Pipeline, L.P., a Delaware limited partnership (“PAA”), and PAA GP LLC, a Delaware limited liability company and the general partner of PAA (“PAA GP,” and together with PAA, GP LLC, AAP, PAGP and PAGP GP, the “Plains Entities”) entered in to a Simplification Agreement, dated July 11, 2016 (the “Simplification Agreement”). The transactions contemplated by the Simplification Agreement (the “Simplification Transactions”) were subject to several closing conditions, including the approval of the Simplification Agreement and Simplification Transactions by the holders of a majority of PAGP’s outstanding Class A and Class B shares, voting as a single class (the “Simplification Proposal”).   On November 15, 2016, the Simplification Proposal was approved by a vote of approximately 90.3% of PAGP’s outstanding Class A and Class B shares, voting together as a single class.   In addition, all other closing conditions have been satisfied.  As a result, the Simplification Transactions closed on November 15, 2016 (the “Closing”).  This Form 8-K describes the various Simplification Transactions and transaction documents related thereto that were entered into in connection with the Closing.

Item 1.01                   Entry into a Material Definitive Agreement

A&R PAGP GP LLC Agreement

At the Closing, PAGP GP entered to a Second Amended and Restated Limited Liability Company Agreement of PAGP GP (the “A&R PAGP GP LLC Agreement”).  The modifications contained in the A&R PAGP GP LLC Agreement included the following:

•                  the size of the board of directors of PAGP GP (the “PAGP GP board”) was increased from seven to ten members, and Messrs. Christopher M. Temple, Gary R. Petersen and J. Taft Symonds were appointed to the PAGP GP board;

•                  the directors of the PAGP GP board (other than Greg Armstrong and any director subject, in certain circumstances, to appointment by the holders of PAA’s Series A Preferred Units) (such directors, the “eligible PAGP GP directors”), were classified into three classes, with initial terms expiring in 2018, 2019 and 2020;

•                  the “trigger date” (i.e., that date on which PAGP’s shareholders would have the right to elect eligible PAGP GP directors under the previous Limited Liability Company Agreement of PAGP GP) was accelerated to the Closing, which provides for the initial annual meeting of PAGP limited partners for the election of eligible PAGP GP directors to be held in 2018;

•                  the provisions relating to the right of certain members of PAGP GP to designate a director on the PAGP GP board for so long as they continue to own a 10% “Qualifying Interest” in AAP were clarified to provide that (i) such threshold would be based on the number of issued and outstanding Class A Units of AAP (“AAP Units”) as of the Closing, and (ii) the “Qualifying Interest” of a designating member would include any common units of PAA (“PAA Common Units”) that a designating party and its affiliates receive and hold in connection with an AAP Unit Redemption (as described below); and

•                  given that the GP LLC board has been eliminated (as described below), which negates the existing right of the holders of PAA’s Series A Preferred Units under GP LLC’s limited liability company agreement to designate a director to the GP LLC board in the event that PAA does not declare and pay distributions on its Series A Preferred Units for three quarters, whether or not consecutive (the “Series A Designation Right”), the A&R PAGP GP LLC Agreement incorporates a replacement Series A Designation Right at the PAGP GP board level.

A&R PAGP Partnership Agreement

At the Closing, PAGP GP entered into a Second Amended and Restated Agreement of Limited Partnership of PAGP (the “A&R PAGP Partnership Agreement”).  The modifications contained in the A&R PAGP Partnership Agreement included the following:

•                  the establishment of the Class C shares, a new class of non-economic limited partner interests  that will provide PAA, as the sole holder, the right to vote in elections of eligible PAGP GP directors together with the holders of PAGP’s Class A and Class B shares, which right will be exercised by PAA in proportion to the votes of PAA’s public common unit holders at the annual meeting of PAA’s limited partners commencing in 2018;

•                  the revision of the definition of “Outstanding” with respect to certain holders or groups of holders that beneficially own more than 20% of an outstanding class of PAGP’s equity interests so that (i) such holder or group of holders will not be subject to the 20% limitation contained in the definition of “Outstanding” for purposes of nominating persons as eligible PAGP GP directors; and (ii) not more than 19.9% of the outstanding Class A shares, Class B shares and Class C shares, taken together as a single class, that are owned by such holder or group of holders will be counted for purposes of determining a quorum and voting in the election of eligible PAGP GP directors;

•                  the addition of a requirement for the consent of the holders of a majority of the outstanding Class C Shares, voting as a single class, with respect to certain amendments to the A&R PAGP Partnership Agreement that would have a material adverse effect on the rights or preferences of the Class C shareholders; and

•                  the modification of the provisions relating to the right of record holders of at least 10% of the outstanding Class A shares and Class B shares to nominate a person to serve as an eligible PAGP GP director by instead providing that such nomination rights extend to record holders of at least 10% of the outstanding Class A, Class B and Class C shares, and the authorization of PAA to nominate eligible PAGP GP directors on behalf of its unitholders.

A&R GP LLC Agreement

At the Closing, PAGP entered into a Seventh Amended and Restated Limited Liability Company Agreement of GP LLC (the “A&R GP LLC Agreement”). The modifications contained in the A&R GP LLC Agreement included the following:

•                  the granting of authority to PAGP to manage the business and affairs of GP LLC, as its sole member;

•                  the elimination of the board of directors of GP LLC; and

•                  the granting to PAGP of the authority, in its sole discretion, to establish a conflicts committee of GP LLC for, among other reasons, considering any conflict matters between PAGP and PAA, including any matter with respect to which PAGP seeks to obtain “Special Approval” (as defined in the A&R PAA Partnership Agreement (as defined below)).

A&R AAP Partnership Agreement

At the Closing, GP LLC entered into an Eighth Amended and Restated Agreement of Limited Partnership of AAP (the “A&R AAP Partnership Agreement”). The modifications contained in the A&R AAP Partnership Agreement included the following:

•                  subject to certain limitations during the first twelve months following the Closing as described below, the provision of a right (a “Redemption Right”) to each holder of AAP Units (other than PAGP and GP LLC) to cause AAP to redeem any or all of such holder’s AAP Units in exchange for the distribution of an equivalent number of PAA Common Units held by AAP (“AAP Unit Redemption”). In connection with any AAP Unit Redemption, the redeeming holder will transfer the applicable AAP Units to AAP and a corresponding number of Class B shares and PAGP GP Units (if any), in each case, to PAGP. The AAP Units transferred to AAP will be cancelled, the Class B shares transferred to PAGP will be cancelled and the PAGP GP Units transferred to PAGP will remain outstanding and increase PAGP’s ownership percentage in PAGP GP; and

•                  the contribution, distribution and tax allocation provisions in the A&R AAP Partnership Agreement were modified to accommodate the Redemption Rights and to account for the fact that the general partner interest in PAA will no longer be an economic interest and the fact that following Closing, AAP will cease to have any indebtedness for borrowed money.

The A&R AAP Partnership Agreement generally restricts, subject to certain exceptions, each holder of AAP Units (other than PAGP and GP LLC, which have not been granted Redemption Rights) from exercising its Redemption Rights with respect to approximately 22% of its AAP Units for a period of twelve months following the Closing. Greg Armstrong and Harry Pefanis, our general partner’s Chief Executive Officer and Chief Operating Officer, respectively, are restricted from directly or indirectly (through PAA Management, L.P.) exercising their respective Redemption Rights with respect to 100% of their AAP Units during the same period. These restrictions are designed to reduce, but not eliminate, the risk that any redemptions during the first 12 months following Closing, combined with public trading of PAA Common Units, will cause a technical tax termination of PAA. The holders of AAP Units (other than PAGP and GP LLC) will continue to be permitted to exchange units for Class A shares without restriction.

A&R PAA Partnership Agreement

At the Closing, PAA GP entered into a Sixth Amended and Restated Agreement of Limited Partnership of PAA (the “A&R PAA Partnership Agreement”). The modifications contained in the A&R PAA Partnership Agreement included the following:

•                  language reflecting and giving effect to the GP Conversion and the IDR Redemption (as each term is defined below under Item 2.01) and related amendments;

•                  the adjustment of certain tax allocation provisions to ensure to the maximum extent possible the fungibility of (i) the PAA Common Units issued in the PAA Recapitalization (as such term is defined below under Item 2.01) and (ii) the other outstanding PAA Common Units;

•                  the revision of certain definitions to reflect the unified governance structure contemplated by the Simplification Transactions, including the definitions of “Board of Directors” and “Conflicts Committee”;

•                  the implementation of the rights of PAA’s limited partners (other than AAP) to direct PAA to vote its Class C shares for the election of eligible PAGP GP directors in the same proportion as PAA’s securities are voted at the annual meeting of PAA’s limited partners commencing in 2018;

•                  the provision of the right to a holder of a limited partner interest in PAA (other than AAP) that is equal to or greater than 10% of the Class A shares, Class B shares and Class C shares, collectively, to direct PAA to nominate one person for election as an eligible PAGP GP director;

•                  the revision of the definition of “Outstanding” with respect to any holder or group of holders that beneficially own more than 20% of an outstanding class of PAA’s equity interests so that (i) such holder or group of holders will not be subject to the 20% limitation contained in the definition of “Outstanding” for purposes of nominating persons as eligible PAGP GP directors; and (ii) not more than 19.9% of the outstanding Class A shares, Class B shares and Class C shares, taken together as a single class, that are owned by such holder or group of holders, will be counted for purposes of determining a quorum and voting in the election of eligible PAGP GP directors; and

•                  the elimination of any preemptive right of PAA GP or its affiliates with respect to future issuances of partnership securities by PAA.

Omnibus Agreement

At the Closing, the Plains Entities entered into the Omnibus Agreement, which provides for, among other things, the following:

•                  that, for periods following the Closing, all direct or indirect expenses of any of the Plains Entities will be paid by PAA, other than income taxes, if any, of PAGP GP, PAGP, GP LLC, AAP and PAA GP. Such direct or indirect expenses include, but are not limited to (i) compensation for the directors of PAGP GP, (ii) director and officer liability insurance, (iii) listing exchange fees, (iv) investor relations expenses, and (v) fees related to legal, tax, financial advisory and accounting services;

•                  the mechanics by which the number of Class C shares outstanding will equal, at all times, the number of PAA’s units that are outstanding and entitled to vote, other than such voting units held by AAP;

•                  the mechanics by which (i) the total number of PAGP’s outstanding Class A shares will equal the number of AAP Units held by PAGP, and (ii) the total number of PAA Common Units held by AAP will equal the sum of the number of outstanding AAP Units and the number of AAP Units that are issuable to the holders of AAP Vested Units and AAP Earned Units (as those terms are defined in the A&R AAP Partnership Agreement);

•                  the ability of PAGP to issue additional Class A shares and use the net proceeds therefrom to purchase a like number of AAP Units from AAP, and the corresponding ability of AAP to use the net proceeds therefrom to purchase a like number of PAA Common Units from PAA; and

•                  the ability of PAGP to lend proceeds of any future indebtedness incurred by it to AAP, and AAP’s corresponding ability to lend such proceeds to PAA, in each case on substantially the same terms as incurred by PAGP (also clarifying that PAA will reimburse the net fees and expenses in connection with the incurrence of such debt; provided that PAA will only be required to reimburse such net fees and expenses on one occasion with respect to each incurrence of indebtedness by PAA from AAP).

A&R Administrative Agreement

At the Closing, the Plains Entities amended and restated the existing Administrative Agreement (as amended and restated, the “A&R Administrative Agreement”) to remove the expense allocation provisions among the Plains Entities, which provisions are provided for in the Omnibus Agreement.

AAP Credit Agreement Amendment

At the Closing, pursuant to the Consent, Limited Waiver and Amendment, dated as of August 11, 2016 (the “AAP Credit Agreement Amendment”), amending the Second Amended and Restated Credit Agreement dated as of September 26, 2013 among AAP, Citibank, N.A. and the lenders party thereto (the “AAP Credit Agreement”), PAA assumed all remaining outstanding indebtedness, obligations and liabilities of AAP under the AAP Credit Agreement.  Immediately prior to the Closing, AAP had $550 million of term loan borrowings and $92 million of revolving credit facility borrowings outstanding under the AAP Credit Agreement.

On November 15, 2016, PAA repaid the AAP Credit Agreement in full and terminated the AAP Credit Agreement.

Registration Rights Agreement

At the Closing, the holders of AAP Units other than PAGP and GP LLC (the “Holders”) entered into a Registration Rights Agreement with PAA, pursuant to which PAA agreed to use commercially reasonable efforts to file, and cause to be continuously effective, a shelf registration statement to permit the public resale of the PAA Common Units held by AAP immediately following the Closing that are distributable to the Holders pursuant to an AAP Unit Redemption. Additionally, PAA agreed to register the resale of any PAA Common Units issued to AAP following the Closing pursuant to the Omnibus Agreement in respect of certain of AAP’s Class B units. In certain circumstances, the holders will have piggyback registration rights on offerings initiated by persons (other than PAA) for whom PAA has the obligation to undertake an underwritten offering (including the holders of its Series A Preferred Units), and certain holders will collectively have the right to request up to a total of twelve underwritten offerings, subject to size limitations and customary rights of PAA to delay such offerings.

The foregoing descriptions of the A&R PAGP GP LLC Agreement, A&R PAGP Partnership Agreement, A&R GP LLC Agreement, A&R AAP Partnership Agreement, A&R PAA Partnership Agreement, Omnibus Agreement, A&R Administrative Agreement, AAP Credit Agreement Amendment and Registration Rights Agreement are qualified in their entirety by reference to the text of such agreements, which are attached hereto as Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 1.02                   Termination of Material Definitive Agreement

The information included in Item 1.01 under the caption “AAP Credit Agreement Amendment” is incorporated herein by reference.

Item 2.01                   Completion of Acquisition or Disposition of Assets

At the Closing, PAA GP’s 2% general partner interest in PAA converted into a non-economic general partner interest in PAA (the “GP Conversion”) and PAA redeemed and cancelled all of the incentive distribution rights in PAA held by AAP (the “IDR Redemption”).  As consideration for the GP Conversion and IDR Redemption, PAA (i) issued, or pursuant to the Omnibus Agreement agreed to issue, to AAP 245,500,000 PAA Common Units and (ii) assumed AAP’s remaining outstanding indebtedness, obligations and liabilities under the AAP Credit Agreement as described above in Item 1.01 under the caption “AAP Credit Agreement Amendment.”  These transactions are referred to herein as the “PAA Recapitalization.”

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 under the caption “AAP Credit Agreement Amendment” is incorporated herein by reference.

Item 3.02                   Unregistered Sales of Equity Securities

Pursuant to the PAA Recapitalization, PAA issued 244,707,926 PAA Common Units to AAP at the Closing.  The information included in Item 2.01 is incorporated herein by reference.  The PAA Common Units were issued to AAP pursuant to an exemption under Section 4(a)(2) of the Securities Act of 1933.

Item 3.03                   Material Modifications to Rights of Security Holders

The information included in Item 1.01 under the captions “A&R PAGP GP LLC Agreement,” “A&R PAGP Partnership Agreement,” “A&R GP LLC Agreement,” “A&R AAP Partnership Agreement,” and “A&R PAA Partnership Agreement” is incorporated herein by reference.

Prior to the Closing, PAGP’s shareholders did not have the ability to elect members of the PAGP GP board until the overall direct and indirect economic interest of certain of the legacy owners of PAGP GP and their permitted transferees in AAP fell below 40%, subject to certain time and other limitations (the “trigger date”).  Pursuant to the A&R PAGP GP LLC Agreement, the trigger date was accelerated to the Closing, and, as a result, PAGP will hold an annual meeting for the election of eligible PAGP GP directors beginning in 2018.  The presence in person or by proxy of the holders of a majority of PAGP’s outstanding Class A, Class B and Class C shares, voting together as a single class, will constitute a quorum.  The eligible PAGP GP directors will be elected by a plurality of the votes cast.

PAA will hold an annual meeting of its limited partners in advance of PAGP’s annual meeting of its limited partners. The purpose of PAA’s annual meeting will be to allow its limited partners other than AAP to cast a “pass-through vote” instructing PAA how to vote its Class C Shares in such election. PAA will vote (or refrain from voting) its Class C shares for the election of eligible PAGP GP directors in the same proportion as the votes received from or withheld by its limited partners. At the PAA annual meeting, PAA Common Units held by AAP will not be voted and will not be counted for purposes of determining whether a quorum exists.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Prior to the Closing, PAGP GP managed the business and affairs of PAGP, and GP LLC managed the business and affairs of PAA and AAP. Pursuant to the A&R GP LLC Agreement, PAGP, as the sole member of GP LLC, has the sole authority to manage the business and affairs of GP LLC, and the current board of directors of GP LLC (the “GP LLC board”) was eliminated. As a result, the PAGP GP board will have responsibility for managing the business and affairs of each of PAGP, AAP and PAA.  At the Closing, Messrs. Christopher M. Temple, Gary R. Petersen and J. Taft Symonds, who were the directors of the GP LLC board that were not also directors of the PAGP GP board, were added to the PAGP GP board.  Victor Burk and Bobby S. Shackouls, who were not members of the GP LLC board, are current members of the PAGP GP board.

The following table sets forth certain information with respect to the persons that serve as directors of PAGP GP.

Name	Age (as of 9/30/2016)	Position	Class	Expiration of Initial Term	Board Committees
Chief Executive Officer:
Greg L. Armstrong	58	Chairman of the Board, Chief Executive Officer and Director	n/a	n/a	n/a

Designated Directors:
John T. Raymond	46	Director	I	2020	Compensation
Robert V. Sinnott	67	Director	II	2019	Compensation
Bernard (Ben) Figlock	55	Director	III	2018	n/a

Independent Directors:
Everardo Goyanes	72	Director	I	2020	Audit
J. Taft Symonds	77	Director	I	2020	Audit; Governance
Victor Burk	66	Director	II	2019	Audit
Gary R. Petersen	70	Director	II	2019	Compensation; Governance
Bobby S. Shackouls	65	Director	III	2018	Governance
Christopher M. Temple	49	Director	III	2018	n/a

For more information regarding the directors of the PAGP GP board, please see PAGP’s and PAA’s respective Annual Reports on Form 10-K for the year ended December 31, 2015, each of which were filed on February 25, 2016, as well as PAGP’s definitive proxy statement filed on October 7, 2016.

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information included in Item 1.01 under the captions “A&R PAGP GP LLC Agreement,” “A&R PAGP Partnership Agreement,” “A&R GP LLC Agreement,” “A&R AAP Partnership Agreement,” and “A&R PAA Partnership Agreement” is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits

(d)   Exhibits.

Exhibit Number	Description
3.1	Second Amended and Restated Limited Liability Company Agreement of PAA GP Holdings LLC dated November 15, 2016.

3.2	Second Amended and Restated Agreement of Limited Partnership of Plains GP Holdings, L.P. dated November 15, 2016.

3.3	Seventh Amended and Restated Limited Liability Company Agreement of Plains All American GP LLC dated November 15, 2016.

3.4	Eighth Amended and Restated Agreement of Limited Partnership of Plains AAP, L.P. dated November 15, 2016.

3.5	Sixth Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P. dated November 15, 2016.

10.1	Omnibus Agreement by and among PAA GP Holdings LLC, Plains GP Holdings, L.P., Plains All American GP LLC, Plains AAP, L.P., PAA GP LLC, and Plains All American Pipeline, L.P., dated November 15, 2016.

10.2

Amended and Restated Administrative Agreement by and among PAA GP Holdings LLC, Plains GP Holdings, L.P., Plains All American GP LLC, Plains AAP, L.P., PAA GP LLC, and Plains All American Pipeline, L.P., dated November 15, 2016.

10.3

Consent, Limited Waiver and Amendment to Second Amended and Restated Credit Agreement, dated as of August 11, 2016, among Plains AAP, L.P., the lenders party thereto and Citibank, N.A. as administrative agent and as a lender (incorporated by reference to Exhibit 10.4 of Plains GP Holdings L.P.’s Current Report on Form 8-K filed on August 17, 2016).

10.4	Registration Rights Agreement by and among Plains All American Pipeline, L.P. and the Holders as defined therein, dated November 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	PAA GP LLC, its general partner

By:	Plains AAP, L.P., its sole member

By:	Plains All American GP LLC, its general partner

By:	/s/ Richard McGee
Name:	Richard McGee
Title:	Executive Vice President

Date: November 21, 2016

EXHIBIT INDEX

Exhibit Number	Description
3.1	Second Amended and Restated Limited Liability Company Agreement of PAA GP Holdings LLC dated November 15, 2016.

3.2	Second Amended and Restated Agreement of Limited Partnership of Plains GP Holdings, L.P. dated November 15, 2016.

3.3	Seventh Amended and Restated Limited Liability Company Agreement of Plains All American GP LLC dated November 15, 2016.

3.4	Eighth Amended and Restated Agreement of Limited Partnership of Plains AAP, L.P. dated November 15, 2016.

3.5	Sixth Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P. dated November 15, 2016.

10.1	Omnibus Agreement by and among PAA GP Holdings LLC, Plains GP Holdings, L.P., Plains All American GP LLC, Plains AAP, L.P., PAA GP LLC, and Plains All American Pipeline, L.P., dated November 15, 2016.

10.2

Amended and Restated Administrative Agreement by and among PAA GP Holdings LLC, Plains GP Holdings, L.P., Plains All American GP LLC, Plains AAP, L.P., PAA GP LLC, and Plains All American Pipeline, L.P., dated November 15, 2016.

10.3

Consent, Limited Waiver and Amendment to Second Amended and Restated Credit Agreement, dated as of August 11, 2016, among Plains AAP, L.P., the lenders party thereto and Citibank, N.A. as administrative agent and as a lender (incorporated by reference to Exhibit 10.4 of Plains GP Holdings L.P.’s Current Report on Form 8-K filed on August 17, 2016).

10.4	Registration Rights Agreement by and among Plains All American Pipeline, L.P. and the Holders as defined therein, dated November 15, 2016.